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                                                                  EXHIBIT 10.71
                                    CONTRACT

This Agreement is made and entered into this 18th day of July 2001, by and between Heartsoft, Inc. (HTSF), located at 3101 North Hemlock Circle, Broken Arrow, Oklahoma 74012 and The Wells Group, Inc. (Wells), located at 10245 E. Via Linda, Suite 225, Scottsdale, Arizona 85258.

Whereas HTSF desires to retain WELLS and WELLS agrees to provide its specialized services to HTSF for a period of six (6) months ending January 18, 2002.

Now therefore, in consideration of the promises and mutual covenants and agreements the parties agree as follows:

1. HTSF appoints WELLS to provide its services for a six (6) month period but can be cancelled any time after the second month with thirty (30) days written notice of cancellation by HTSF.

2. During the term of its retention, WELLS agrees to provide financial public relations, which duties will include, but not necessarily be limited to:

      2.1 Disseminating information about (HTSF) to the investment community at large, through the preparation of company and industry reports and that inclusion of HTSF on MCNN's publications and radio broadcasts.

      2.2 Assisting with the company's financial public relations and helping create an investor awareness program. Wells will assist HTSF in deploying the investor program and will field investor questions on behalf of HTSF.

      2.3   Assisting in the introduction of the following:
            2.3.1    Broker Syndication
            2.3.2    Market Making
            2.3.3    Investor Groups

      2.4 Rendering advice with regard to internal operation and structure, including:
            2.4.1    Formation and implementation of corporate goals.
            2.4.2 The company's financial structure, its divisions and subsidiaries.
            2.4.3    Corporate organization and personnel.

      2.5 Rendering advise with regard to corporate finance matters, including:
            2.5.1    Changes in capitalization of the company.
            2.5.2    Redistribution of shareholding of the company's stock.
            2.5.3 Offerings of securities in public and private transactions.
            2.5.4    Structure and use of debt.

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3.    COMPENSATION

      HTSF agrees to pay the full compensation to WELLS in the following manner:

      3.1   Upon execution of this Agreement,     shares of restricted stock
            will be issued immediately to the Wells Group, Inc.

      3.2   Upon execution of the Agreement, and additional      shares of
            restricted stock will be placed in escrow for a 60-day period. At HTSF's option, this escrow will be closed and these shares transferred to the Wells Group, Inc. at the beginning of the third month as payment for the last four months of this six (6) month contract. HTSF agrees to provide the Wells Group "piggy back rights" in all shares issued for payment of services.

      3.3 In addition, starting on the third month and continuing for the next three months, HTSF will pay the Wells Group a cash payment of $
            (totaling $     for four months).

      3.4   The Wells Group will do its best to raise $250,000.00 of additional
            investment for HTSF and if its successful, a fee equal to    % of
            the funds raised will be paid by HTSF to the Wells group at closing.

      3.5   Reimbursement of any out of pocket expense incurred by WELLS that
            exceeds       DOLLARS in a calendar month. (Note: HTSF must approve
            any individual out of pocket expense that exceeds         dollars.

4.    INDEMNIFICATION

      4.1 HTSF hereby agrees to indemnify and hold WELLS harmless to the maximum extent permitted by applicable law and the by-laws of HTSF, against all loses, claims, liens, damages, liabilities, costs, charges and expenses, including, without limitation, the costs of investigating, preparing, defending or settling any action, suit, claim or proceeding or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, attorney's fees, incurred or sustained by WELLS in connection with (i) any misrepresentation of HTSF herein or breach of any covenant of HTSF, and (ii) any suit, action, claim or proceeding to which it is, or may be made, party by reason of its being a party to and performing under this Agreement; provided however, that any action, suit, claim or proceeding shall not be a result of WELLS finally adjudicated negligence or willful misconduct. If Wells is required to act on HTSF's behalf under the provisions of this agreement, it will be done so only with the express written consent of HTSF. Without such consent, Wells will not be authorized to act on behalf of HTSF.

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      4.2   WELLS hereby agrees to indemnify and hold HTSF, it officers, employees, directors, shareholder and agents (collectively "HTSF Indemnities") harmless to the maximum extent permitted by applicable laws against all losses, claims, liens, damages, liabilities, cost, charges and expenses, including, without limitation the costs of investigating, preparing, or defending any action, suit, claim or proceeding or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, including without limitation, attorney's fees, incurred or sustained by any HTSF Indemnity in connection with (i) any misrepresentation of WELLS herein or breach of any covenant of WELLS, and (ii) any such action, suit, claim or proceeding, to which it is, or may be made, a party by reason of WELLS negligence of willful conduct in the performances of its Services under the Agreement.

5.    MISCELLANIOUS

      5.1   Notices
            All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered by registered or cert. First class mail, postage paid (notices dent by telegram or mailed shall be deemed to have been given on the date sent), to the parties at their respective address herein above set forth or to such other address as either party shall designate by notice in writing to the other in accordance herein.

      5.2   Governing Law
            This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Arizona applicable to all agreements made and performed. This Agreement shall be governed in all respects and for all purposes by the laws of the State of Arizona and the Courts of State of Arizona shall have jurisdiction to enforce any Order of award obtained in arbitration. If any provision of this Agreement shall be declared void or against public policy, such provision shall be deemed severed from its Agreement and the remaining provisions shall remain if full force and effect and unmodified.

      5.3   Entire Agreement
            This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supercedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by any party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

      5.4   Assignability

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            This Agreement, and the various parties' rights and obligation hereunder may not be assigned without the written permission of the other party.

      5.5   Amendment
            The Agreement may be amended, modified, supersede, renewed or extended and the terms or covenants hereof may be waived, only by written instrument executed by all parties hereto who are thereby affected, or in the case of a waiver, by the party waiving the compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent of any person other than the parties hereto. The failure by any party at any time or times to require performance of any provision hereof shall in no matter affect the right at later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

      5.6   Termination
            This Agreement may be terminated by either party for any reason by providing the other party with thirty (30) days written notice after the (2nd) month.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first above written.



For:  The Wells Group, Inc.                      For: Heartsoft, Inc.

By:   /s/ Edmond Lonergan                        By:  /s/ Benjamin Shell, Jr.
      ------------------------------                  -------------------------
      Chairman of the Board                           CEO